EXHIBIT 1
JOINT FILING AGREEMENT

In accordance with Rule 13d−1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning them contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that the undersigned knows or has reason to believe that such information is inaccurate.
Dated:  October 12, 2023

SMARTFIN MANAGEMENT BV

By:	/s/ Bart Luyten
Name: Bart Luyten
Title: Authorized Person

SMARTFIN CAPITAL NV

By: Smartfin Management BV, its general partner

By:	/s/ Bart Luyten
Name: Bart Luyten
Title: Authorized Person

SMARTFIN CAPITAL II COMMV

By: Smartfin Management BV, its general partner

By:	/s/ Bart Luyten
Name: Bart Luyten
Title: Authorized Person

/s/ Bart Luyten
BART LUYTEN

JÜRGEN INGELS

By:	/s/ Bart Luyten
Name: Bart Luyten
Title: Attorney-in-Fact